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                                                                   EXHIBIT 10.13




                             MEADE INSTRUMENTS CORP.

                          EMPLOYEE STOCK OWNERSHIP PLAN


                             Effective March 1, 1996
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                                TABLE OF CONTENTS

SECTION                                                                    PAGE

   1.  Nature of the Plan .............................................      1

   2.  Definitions ....................................................      2

   3.  Eligibility and Participation ..................................      7

   4.  Employer Contributions .........................................      9

   5.  Investment of Trust Assets .....................................     12

   6.  Allocations to Participants' Accounts ..........................     15

   7.  Allocation Limitations .........................................     20

   8.  Voting Company Stock ...........................................     23

   9.  Vesting and Forfeitures ........................................     24

  10.  Credited Service and Break in Service ..........................     24

  11.  When Capital Accumulation Will Be Distributed ..................     25

  12.  Diversification Election .......................................     28

  13.  How Capital Accumulation Will Be Distributed ...................     29

  14.  Rights, Options and Restrictions on Company Stock ..............     32

  15.  No Assignment of Benefits ......................................     34

  16.  Administration .................................................     35

  17.  Claims Procedure ...............................................     39

  18.  Limitation on Participants' Rights .............................     40

  19.  Future of the Plan .............................................     41

  20.  "Top-Heavy" Contingency Provisions .............................     43

  21.  Governing Law ..................................................     45

  22.  Execution ......................................................     45
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                             MEADE INSTRUMENTS CORP.

                          EMPLOYEE STOCK OWNERSHIP PLAN



Section 1.    Nature of the Plan.

         The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of Meade Instruments Corp. (the "Company") and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is intended to do this without any deductions from Participants' paychecks and without requiring them to invest their personal savings. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Company. Therefore, the Trust established under the Plan is designed to invest primarily in Company Stock.

         The Plan is also designed to be available as a technique of corporate finance to the Company. Accordingly, it may be used to accomplish the following objectives:

         (a) To meet general financing requirements of the Company, including capital growth and transfers in the ownership of Company Stock;

         (b) To provide Participants with beneficial ownership of Company Stock substantially in proportion to their relative Compensation, without requiring any cash outlay, any reduction in pay or other personal investment on the part of Participants; and

         (c) To receive loans (or other extensions of credit) to finance the acquisition of Company Stock, with such loans to be repaid by Employer Contributions to the Trust and dividends received on such Company Stock.
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         The Plan is hereby adopted effective as of March 1, 1996, and is a stock bonus plan under Section 401(a) of the Internal Revenue Code (the "Code") and an employee stock ownership plan under Section 4975(e)(7) of the Code.

         All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement. The Plan is administered by an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries).

Section 2.    Definitions.

         In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "his" and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

Account..................    One of two accounts maintained to record the
                             interest of a Participant under the Plan. See
                             Section 6.

Acquisition Loan.........    A loan (or other extension of credit) used by the
                             Trust to finance the acquisition of Company Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA). See Section 5(b).

Affiliate................    Any corporation which is a member of a controlled
                             group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is also a member or any



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                             trade or business (whether or not incorporated)
                             which is under common control with the Company (within the meaning of Section 414(c) of the Code).

Allocation Date..........    The December 31st of each year.

Allocation Year..........    The 12-month period ending on each Allocation Date
                             (and coinciding with each calendar year), which period shall be the "limitation year" for purposes of Section 415 of the Code.

Approved Absence.........    A leave of absence from work granted to an Employee
                             by the Company under its established leave policy, including unpaid leave under the Family and Medical Leave Act of 1993. See Section 3(c).

Beneficiary..............    The person (or persons) entitled to receive any
                             benefit under the Plan in the event of a Participant's death. See Section 13(c).

Board of Directors.......    The Board of Directors of the Company.

Break in Service.........    A period of time commencing with the date on which
                             an Employee's Service terminates and ending on the date he resumes service. See Section 10(b).

Capital Accumulation.....    A Participant's vested, nonforfeitable interest
                             in his Accounts under the Plan. Each Participant's
                             Capital Accumulation shall be determined in accordance with the provisions of Section 9 and distributed as provided in Sections 11, 12 and 13.

Code.....................    The Internal Revenue Code of 1986, as amended.

Committee................    The Administrative Committee appointed by the
                             Board of Directors


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                             to administer the Plan. See Section 16.

Company..................    Meade Instruments Corp., a California corporation.

Company Stock............    Shares of capital stock issued by the Company,
                             which shares must be common stock (or preferred stock convertible into common stock) and must constitute "employer securities" under Section
                             409(l) of the Code.

Company Stock Account....    The Account which reflects each Participant's
                             interest in Company Stock held under the Plan. See
                             Section 6.

Compensation.............    The total wages and other compensation paid to an
                             Employee by the Company during each Allocation
                             Year, as reported on the Employee's Tax and Wage
                             Statement (Form W-2), plus any Elective Deferrals made on his behalf to the 401(k) Plan and any amounts withheld pursuant to the Company's
                             Cafeteria Plan (under Section 125 of the Code), but excluding any amount in excess of $150,000 (as adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code). For purposes of applying the $150,000 dollar limitation, the Compensation of a 5% owner or of a Highly Compensated Employee who is one of the ten most highly compensated Highly Compensated
                             Employees shall be aggregated with the Compensation of his spouse and his lineal descendants who are under age 19.

Credited Service.........    The elapsed period of an Employee's Service,
                             including Service prior to March 1, 1996. See
                             Section 10.

Disability...............    A physical or mental impairment which constitutes a
                             total and permanent disability entitling the


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                             Participant to disability benefits under the Social
                             Security Act.

Discretionary Contri-
butions..................    Employer Contributions made in amounts determined
                             by the Board of Directors. See Section 4(a).

Elective Deferrals.......    Contributions made to the 401(k) Plan at the
                             election of an Employee.

Employee.................    Any common-law employee of the Company. A leased
                             employee, as described in Section 414(n) of the Code, is not an Employee for purposes of this Plan.

Employer Contributions...    Payments made to the Trust by an Employer. See
                             Section 4.

ERISA....................    The Employee Retirement Income Security Act of
                             1974, as amended.

Fair Market Value........    The fair market value of Company Stock, as
                             determined for all purposes under the Plan based upon a valuation by an independent appraiser
                             (within the meaning of Section 401(a)(28)(C) of the Code) so long as Company Stock is not readily tradable on an established market.

Financed Shares..........    Shares of Company Stock acquired by the Trust with
                             the proceeds of an Acquisition Loan.

Forfeiture...............    A Participant's Accounts which are not vested and
                             which are forfeited under Section 9(b) following his termination of Service.

401(k) Plan..............    The Meade Instruments Corporation 401(k) Plan, a
                             profit sharing plan qualified under Section 401(a) of the Code that includes a "cash or deferred arrangement" under Section 401(k) of the Code.

Highly Compensated


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Employee.................    An Employee who (1) is a 5% owner, (2) has
                             Compensation in excess of $100,000, (3) has Compensation in excess of $66,000 and is in the top-paid 20% group of Employees, or (4) is an officer of the Company or an Affiliate and has Compensation in excess of $60,000, as determined in accordance with Section 414(q) of the Code. The $100,000, $66,000 and $60,000 amounts shall be adjusted after 1996 for increases in the cost of living, pursuant to Section 414(q)(1) of the Code.

Hour of Service..........    Each hour of Service for which an Employee is
                             credited under the Plan, as described in Section
                             3(d).

Matching Contributions...    Employer Contributions made in amounts related to
                             Participants' Elective Deferrals. See Section
                             4(b).

Other Investments
Account..................    The Account which reflects each Participant's
                             interest under the Plan attributable to any Trust
                             Assets other than Company Stock. See Section 6.

Participant..............    Any Employee or former Employee who has met the
                             applicable eligibility requirements of Section 3(a) and who has not yet received a complete distribution of his Capital Accumulation.

Plan.....................    The Meade Instruments Corp. Employee Stock
                             Ownership Plan, which includes this Plan and the related Trust Agreement.

Plan Year................    The 12-month period ending on the last day of
                             February and coinciding with each fiscal year of the Company.

Retirement...............    Termination of Service on or after attaining age
                             65.


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Service..................    Employment with the Company or with any Affiliate;
                             provided, however, that periods of employment with an employer during which the employer was not an Affiliate shall not be included as Service.

Statutory Compensation...    The total remuneration paid to an Employee by the
                             Company during the Allocation Year for personal services rendered to the Company, excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits.

Trust....................    The Meade Instruments Corp. Employee Stock
                             Ownership Trust, established pursuant to the Trust Agreement entered into between the Com-pany and the Trustee.

Trust Agreement..........    The Agreement between the Company and the Trustee
                             establishing the Trust and specifying the duties of the Trustee.

Trust Assets.............    The Company Stock and any other assets held in the
                             Trust for the benefit of Participants. See
                             Section 5.

Trustee...................   The Trustee (and any successor Trustee) appointed
                             by the Board of Directors to hold the Trust Assets.



Section 3.    Eligibility and Participation.

         (a) Each Employee on March 1, 1996, who has then attained age 21 and completed at least one year of Service in which he is credited with at least 1000 Hours of Service shall become a Participant on March 1, 1996. Each other Employee shall become a Participant in the Plan on the December 31st or June 30th co-


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inciding with or next following the date on which he has attained age 21 and completed at least one year of Service in which he is credited with at least 1000 Hours of Service. The eligibility computation period for determining one year of Service under this Section 3(a) shall initially be the period of 12 consecutive months beginning on the Employee's initial date of Service and thereafter shall be each Allocation Year beginning after his initial date of Service.

         In the event that the terms of Service of any Employee are covered by a collective bargaining agreement, the Employee shall not be eligible to participate in the Plan unless the terms of such agreement specifically provide for participation in this Plan.

         (b) A Participant is entitled to share in the allocations of Employer Contributions and Forfeitures under Section 6(a) and (b) for each Allocation Year in which he is credited with at least 1000 Hours of Service and is an Employee (or on Approved Absence) on the Allocation Date. A Participant is also entitled to share in the allocations of Employer Contributions and Forfeitures for the Allocation Year of his Retirement, Disability or death.

         (c) A former Participant who is reemployed by the Company shall become a Participant as of the date of his reemployment. An Employee who is on an Approved Absence shall not become a Participant until the end of his Approved Absence, but a Partici-


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pant who is on an Approved Absence shall continue as a Participant during the period of his Approved Absence.

         (d) Hours of Service - For purposes of determining the Hours of Service to be credited to an Employee under the Plan, the following rules shall be applied:

              (1) Hours of Service shall include each hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties; each hour of Service for which an Employee is paid (or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty or paid leave of absence; and each additional hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501 Hours of Service shall be credited for a single continuous period during which an Employee does not perform any duties.

              (2) The crediting of Hours of Service shall be determined in accordance with the rules set forth in paragraphs (b) and (c) of Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.

              (3) Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemploy-ment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.

              (4) Each Employee for whom the Company does not maintain records of actual Hours of Service shall be credited with 45 Hours of Service for each weekly payroll period in which he completes at least one Hour of Service.


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Section 4.  Employer Contributions.

         (a) Discretionary Contributions - Discretionary Contributions shall be paid to the Trustee in such amounts (or under such formula) as may be determined by the Board of Directors. The Company shall specify the Allocation Year for which Discretionary Contributions are made.

         (b) Matching Contributions - Beginning July 1, 1996, Matching Contributions shall be paid by the Company to the Trustee for each Participant who is entitled to share in the allocation of Matching Contributions under
Section 3(b) for each Allocation Year in an amount equal to 100% of the Elective Deferrals made to the 401(k) Plan (after June 30, 1996) on his behalf for the Allocation Year, but only to the extent such Elective Deferrals do not exceed 4% of his Compensation. The allocations of Financed Shares made as a result of Matching Contributions shall be based upon the purchase price paid by the Trustee to acquire such Company Stock.

         Matching Contributions for Highly Compensated Employees shall be limited for any Allocation Year to the extent necessary to satisfy one of the contribution percentage requirements described in Section 401(m)(2) of the Code and Section 1.401(m)-1(b) of the regulations thereunder, as computed separately (if necessary) for the Plan and the 401(k) Plan. For this purpose, any reduction in the Matching Contributions made on behalf of Highly Compensated Employees will be determined in order of the


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contribution percentages beginning with the highest of such percentages.
Matching Contributions shall not be payable with respect to any Elective Deferrals under the 401(k) Plan which are distributed to Participants pursuant to the provisions of the 401(k) Plan in order to satisfy Sections
401(k)(3)(A)(ii) or 402(g) of the Code.

         (c) Payment of Employer Contributions - Employer Contributions shall be paid to the Trustee not later than the due date (including extensions) for filing the Company's Federal income tax return for the applicable taxable year of the Company. Employer Contributions may be paid in cash and/or in shares of Company Stock, as determined by the Board of Directors; provided, however, that the Board of Directors may determine that Employer Contributions made for the purpose of enabling the Trustee to make Acquisition Loan payments may be paid as provided in Section 5(d) with written notice to the Committee and the Trustee. Employer Contributions paid in shares of Company Stock shall be valued based upon the Fair Market Value on the date the shares are issued to the Trustee.

         (d) Additional Provisions - Employer Contributions shall not be made in amounts which can be allocated to no Participant's Accounts by reason of the allocation limitations described in Section 7(a) or in amounts which are not deductible under Section 404(a) of the Code. Any Employer Contributions which are not deductible under Section 404(a) of the Code may be returned to the Company by the Trustee (upon the direction of the Company)


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within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such Employer Contributions may be returned to the Company by the Trustee (upon the direction of the Company) within one year after the payment to the Trust.

         (e) No Participant Contributions - No Participant shall be required or permitted to make contributions to the Trust.

Section 5.    Investment of Trust Assets.

         (a) In General - Trust Assets will be invested by the Trustee primarily (or exclusively) in Company Stock in accordance with directions from the Committee, except as otherwise provided in Section 5(c) and (e). Employer Contributions (and other Trust Assets) may be used to acquire shares of Company Stock from any Company shareholder or from the Company. All purchases of Company Stock by the Trustee shall be made only as directed by the Committee and only at prices which do not exceed Fair Market Value as of the date of the purchase. The Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in Company Stock. Pending the investment of Trust Assets in Company Stock, the Trustee may also invest Trust Assets in such other prudent investments as the Committee deems to be desirable for the Trust, or Trust Assets may be held temporarily in cash.

         (b) Acquisition Loans - With the approval of the Board of Directors, the Committee may direct the Trustee to incur Acquisi-


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tion Loans from time to time to finance the acquisition of Company Stock
(Financed Shares) or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall be treated as an Acquisition Loan, and all indebtedness incurred to acquire Company Stock in a single transaction shall be treated as one Acquisition Loan for purposes of the Plan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Assets except as provided in Section 54.4975-7(b)(5) of the Regulations under the Code. Any pledge of Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants' Company Stock Accounts under Section 6(c). If the lender is a party in interest (as defined in ERISA), the Acquisition Loan must provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

         (c) Initial Purchase - Notwithstanding the provisions of Section 5(a) and (b), the initial purchase of Company Stock in April 1996 (using the proceeds of an Acquisition Loan) and the


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incurring of the initial Acquisition Loan shall be effected by the Trustee
(without directions from the Committee) at a price not exceeding Fair Market Value on the purchase date based on the Trustee's determination (in the exercise of its reasonable judgment) that such transaction is in the best interests of the Plan and the Participants and is in compliance with all applicable requirements of the Code and ERISA.

         (d) Acquisition Loan Payments - Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer Contributions paid to enable the Trust to repay such Acquisition Loan, from earnings attributable to such Employer Contributions and from any cash dividends received by the Trust on the Financed Shares (whether allocated or unallocated) purchased with the proceeds of such Acquisition Loan; and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If an Employer is the lender with respect to an Acquisition Loan, Employer Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If an Employer is not the lender with respect to an Acquisition Loan, payments on the Acquisition Loan may be made by the Company directly to the lender, with such payments treated as Employer Contributions.


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         (e) Sales of Company Stock - The Committee may direct the Trustee to sell shares of Company Stock to any person (including the Company); provided that any such sale shall be effected by the Trustee at a price not less than Fair Market Value on the sale date. Notwithstanding the provisions of Section 5(d), the Committee may direct the Trustee to apply the proceeds from the sale of unallocated Financed Shares to repay the Acquisition Loan (incurred to finance the purchase of such Financed Shares) in the event of the sale of the Company or the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code. If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, the Committee may direct the Trustee either to sell (with the approval of the Board of Directors) any Financed Shares that have not yet been allocated to Participants' Company Stock Accounts or to obtain a new Acquisition Loan in an amount sufficient to make such payments. Any sale of Company Stock under this
Section 5(e) must comply with the fiduciary requirements applicable under
Section 404(a)(1) of ERISA.

Section 6.    Allocations to Participants' Accounts.

         A Company Stock Account and an Other Investments Account shall be maintained to reflect the interest of each Participant under the Plan.

         Company Stock Account - The Company Stock Account maintained for each Participant will be credited annually with his allocable


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share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as a Discretionary Contribution or Matching Contribution, with any Forfeitures from Company Stock Accounts and with any stock dividends on Company Stock allocated to his Company Stock Account.

         Other Investments Account - The Other Investments Account maintained for each Participant will be credited annually with his allocable share of Discretionary Contributions and Matching Contributions that are not in the form of Company Stock, with any Forfeitures from Other Investments Accounts, with any cash dividends on Company Stock allocated to his Company Stock Account (other than currently distributed dividends) and any net income (or loss) of the Trust. Such Account will be debited for the Participant's share of any cash payments made by the Trustee for the acquisition of Company Stock or for the payment of any principal and/or interest on an Acquisition Loan.

         The allocations to Participants' Accounts for each Allocation Year will be made as follows:

         (a) Discretionary Contributions and Forfeitures - Discretionary Contributions under Section 4(a) and Forfeitures under Section 9(b) for each Allocation Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under Section 3(b) in the ratio that the Compensation of each such Participant bears to the total Compensation of all such


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Participants, subject to the allocation limitations described in Section 7.

         (b) Matching Contributions - Matching Contributions for each Allocation Year will be allocated as of the Allocation Date to the Accounts of the Participants in accordance with the rules outlined in Section 4(b).

         (c) Financed Shares - Any Financed Shares acquired by the Trust shall initially be credited to a "Loan Suspense Account" and will be allocated to Company Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants' Company Stock Accounts shall be determined by the Committee as follows:

              (1) Principal/Interest Method - The number of Financed Shares held in the Loan Suspense Account immediately before the current release shall be multiplied by a fraction. The numerator of the fraction shall be the current payments of principal and/or interest on the Acquisition Loan. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid in the future years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current release date.

              (2) Principal Only Method - The Committee may elect (as to each Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the


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Loan Suspense Account based solely on the ratio that the current payments of principal bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;
(B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

              (3) Allocation of Released Shares - When Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 6(c) shall be allocated among Company Stock Accounts of Participants in the manner determined by the Committee based upon the source of funds (Discretionary Contributions, Matching Contributions, earnings attributable to such Employer Contributions and cash dividends on Financed Shares) used to make the payments on the Acquisition Loan. If cash dividends on Financed Shares allocated to a Participant's Company Stock Account are used to make payments on an Acquisition Loan, Financed Shares (representing that portion of such payments and whose Fair Market Value is at least equal to the amount of


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such dividends) released from the Loan Suspense Account shall be allocated to that Participant's Company Stock Account.

         (d) Net Income (or Loss) of the Trust - The net income (or loss) of the Trust for each Allocation Year will be determined as of the Allocation Date. Prior to the allocation of Employer Contributions and Forfeitures for the Allocation Year, each Participant's share of any net income (or loss) will be allocated to his Other Investments Account in the ratio that the total balances of both his Accounts on the preceding Allocation Date (reduced by any distribution of Capital Accumulation from such Account during the Allocation
Year) bears to the sum of such Account balances for all Participants as of that date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than Company Stock), interest income, dividends and other income and gains (or losses) attributable to Trust Assets (other than any dividends on allocated Company Stock) since the preceding Allocation Date, reduced by any expenses charged to the Trust Assets for that Allocation Year. The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.

         (e) Dividends on Company Stock - Any cash dividends received on shares of Company Stock allocated to Participants' Company Stock Accounts will be allocated to the respective Other Investments Accounts of such Participants. Any cash dividends received on unallocated shares of Company Stock (including any


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Financed Shares credited to the Loan Suspense Account) shall be included in the computation of the net income (or loss) of the Trust. Any stock dividends received on Company Stock shall be credited to the Accounts (including the Loan Suspense Account) to which such Company Stock was allocated.

         (f) Accounting for Allocations - The Committee shall establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this Section 6. The Committee shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant's Company Stock Account. The Committee shall also keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan. From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.

Section 7.    Allocation Limitations.

         (a) Limitations on Annual Additions - The Annual Additions for each Allocation Year with respect to any Participant may not exceed the lesser of:

              (1) 25% of his Statutory Compensation; or

              (2) $30,000, as may be increased pursuant to Section 415(c)(1)(A)
                  of the Code.


For this purpose, "Annual Additions" shall be the total of the Employer Contributions and Forfeitures (including any income attributable to Forfeitures) allocated to the Accounts of a Participant for the Allocation Year, except as provided in Section 7(b), plus any contributions (including Elective Deferrals) or forfeitures allocated to his accounts under the 401(k) Plan. In determining such Annual Additions, Forfeitures of Company Stock shall be included at Fair Market Value.

         If the aggregate amount that would be allocated to the Accounts of a Participant in the absence of these limitations would exceed the amount set forth in these limitations, his Annual Additions under the 401(k) Plan shall be reduced prior to reducing the allocations to his Accounts under this Plan. Any Forfeitures which can be allocated to no Participant's Accounts by reason of these limitations shall be credited to a "Forfeiture Suspense Account" and allocated as Forfeitures under Section 6(a) for the next succeeding Allocation Year (prior to the allocation of Employer Contributions for such succeeding Allocation Year).

         (b) Special Acquisition Loan Rules - Any Employer Contributions which are used by the Trust (not later than the due date, including extensions, for filing the Company's Federal income tax return for the applicable taxable year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Sec-tion 7(a); provided, however, that the provisions of this Section 7(b) shall be applicable only if not more than one-third of any Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees; and the Committee shall reallocate such Employer Contributions to the extent it deems it to be appropriate to satisfy this special rule.

         The Annual Additions under Section 7(a) with respect to Financed Shares released from the Loan Suspense Account (by reason of Employer Contributions used for payments on an Acquisition Loan) and allocated to Participants' Company Stock Accounts shall be the lesser of (A) the amount of such Employer Contributions (as determined after application of the preceding paragraph); or
(B) the Fair Market Value of Company Stock. Annual Additions shall not include any allocation attributable to any proceeds from the sale of Financed Shares by the Trust or to appreciation (realized or unrealized) in the Fair Market Value of Company Stock.

         (c) Limitation on Electing Shareholder - If a Company shareholder sells Company Stock to the Trust and elects (with the consent of the Company) nonrecognition of gain under Section 1042 of the Code, no portion of Company Stock purchased in any such transaction (or any dividends or other income attributable thereto) may be allocated prior to the later of the tenth anniversary of the purchase or the Allocation Year following the Allocation Year for which shares are released from the Loan Suspense Account as a result of the final payment on any Acquisition Loan incurred in connection with such purchase to the Accounts of:

              (1) any Participant who has made an election under Section 1042 of the Code; or

              (2) any Participant who is such selling shareholder's spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent provided in Section 409(n)(3)(A) of the Code), or any other person who bears a relationship to him that is described in Section 267(b) of the Code.

         In addition, no portion of Company Stock purchased in any such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Accounts of any Participant owning (as determined under Section 318(a) of the Code, without regard to Section 318(a)(2)(B)(i) of the Code), during the entire one-year period preceding the purchase or on any Allocation Date, more than 25% of any class of outstanding stock of the Company or of the total value of any class of outstanding stock of the Company.

         To the extent that a Participant is subject to the allocation limitation described in this Section 7(c) for an Allocation Year, he shall not share in the allocation of Employer Contributions and Forfeitures.

Section 8.    Voting Company Stock.

         Except as otherwise provided in this Section 8, shares of Company Stock in the Trust shall be voted by the Trustee only as directed by the Committee. In order to facilitate the voting of shares under this Section 8, the Trustee may give a proxy to the Committee.

         With respect to any corporate matter which involves the voting of such shares at a shareholder meeting and which constitutes a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or a similar transaction specified in regulations under Section 409(e)(3) of the Code, however, each Participant (or Beneficiary) will be entitled to give directions to the Trustee as to the voting of shares of Company Stock then allocated to his Company Stock Account. In that event, each Participant (or Beneficiary) shall be provided with the information statement and other materials provided to Company shareholders in connection with the shareholder meeting, together with a form upon which confidential voting directions may be given to the Trustee. The Trustee shall not disclose the voting directions of any individual Participant (or Beneficiary) to the Committee or the Company. Any allocated Company Stock with respect to which voting directions are not received from Participants (or Beneficiaries) and any shares of Company Stock which are not then allocated to Participants' Company Stock Accounts shall be voted by the Trustee in the manner directed by the Committee.

Section 9.    Vesting and Forfeitures.

         (a) Vesting - A Participant's interest in his Accounts shall become 100% vested and nonforfeitable if he (1) is employed by the Company or an Affiliate on or after his 65th birthday, (2) incurs a Disability while employed by the Company or an Affiliate, (3) dies while employed by the Company or an Affiliate, or (4) completes at least five years of Credited Service.

         (b) Forfeitures - If a Participant who is not vested terminates Service, the final balances in his Accounts will become a Forfeiture when he incurs a five-consecutive-year Break in Service. All Forfeitures will be reallocated to the Accounts of remaining Participants, as provided in Section 6(a), as of the Allocation Date coinciding with or next following the date on which the Forfeiture occurs.

Section 10.   Credited Service and Break in Service.

         (a) Credited Service - An Employee's Credited Service shall include each period of his Service computed (in full years and days) from the date he is first credited with an Hour of Service (including Service prior to March 1, 1996) until the date on which his Service terminates. A Break in Service that does not exceed one year shall be included in an Employee's Credited Service. Credited Service shall also include periods of Service with an Affiliate.

         (b) Break in Service - A one-year Break in Service shall occur one year after the date of an Employee's termination of Service. A five-consecutive-year Break in Service shall occur five years after the date of an Employee's termination of Service (if he has not been reemployed). For purposes of determining the period of an Employee's Break in Service, the period of a maternity/paternity absence, described in Section 411(a)(6)(E)(i) of the Code, or any unpaid leave covered under the Family and Medical Leave Act of 1993, not exceeding one year shall not be treated as a Break in Service.

         (c) Reemployment - If a former Employee is reemployed after a five-consecutive-year Break in Service and had not attained a vested interest under the Plan, Service prior to the Break in Service shall not be included in determining his Credited Service. If a Participant is reemployed after a one-year Break in Service but prior to the occurrence of a five-consecutive-year Break in Service, his Credited Service shall not include Service prior to the one-year Break in Service until he completes one year of Credited Service following reemployment.

Section 11.   When Capital Accumulation Will Be Distributed.

         (a) Except as otherwise provided in Sections 11(c) and 12, a Participant's Capital Accumulation will be distributed following his termination of Service, but only at the time and in the manner determined by the Committee. The Committee shall establish a benefit distribution policy and may modify such policy from time to time; provided, however, that the distribution policy shall be applied to Participants in a nondiscriminatory manner.

         (b) In the event of a Participant's Retirement, Disability or death, distribution of his Capital Accumulation shall commence not later than the Plan Year following the Plan Year in which his Retirement, Disability or death occurs. If a Participant's Service terminates for any other reason, distribution of his Capital Accumulation shall commence not later than the sixth Plan Year following the Plan Year in which his Service terminates (unless he is reemployed by the Company or an Affiliate). Except as otherwise provided in Section 11(c), if a Participant's Capital Accumulation includes Financed Shares, the Committee may elect to defer the distribution of that portion of his Capital Accumulation (attributable to such Financed Shares) until the Plan Year following the Plan Year in which the Acquisition Loan (incurred to acquire such Financed Shares) has been fully repaid. For this purpose, all indebtedness incurred by the Trustee to acquire Company Stock in a single transaction shall be treated as one Acquisition Loan.

         The following alternative modes of distribution may be selected by the Committee (after considering the available liquid assets of the Company and the Trust):

              (1) Distribution of a Participant's Capital Accumulation in a single lump sum; or

              (2) Distribution of a Participant's Capital Accumulation in substantially equal, annual installments over a period not exceeding five years (provided that the period over which installments may be distributed may be extended an additional year (up to an additional five years) for each $135,000 or fraction thereof by which his Capital Accumulation exceeds $690,000 (as adjusted after 1996 for increases in the cost of living pursuant to Section 409(o)(2) of the
                   Code)); or

              (3)  Any combination of the foregoing.

If the value of a Participant's Capital Accumulation at the time a distribution would otherwise commence under this Section 11 exceeds $3,500, no portion of his Capital Accumulation may be distributed to him without his written consent before he attains age 65.

         (c) Distribution of a Participant's Capital Accumulation shall commence not later than 60 days after the end of the Plan Year in which occurs the latest of (1) his 65th birthday, (2) the tenth anniversary of the date he became a Participant, or (3) his termination of Service. The distribution of the Capital Accumulation of any Participant who attains age 70 1/2 in an Allocation Year must commence not later than April 1st of the next Allocation Year (even if he has not terminated Service) and must be made in accordance with the regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2. If the amount of a Participant's Capital Accumulation cannot be determined (by the Committee) by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which his Capital Accumulation can be determined or after the date on which the Committee locates the Participant.

         (d) If any part of a Participant's Capital Accumulation is retained in the Trust after his Service ends, his Accounts will continue to be treated as described in Section 6. However, except as provided in Section 3(b), such Accounts shall not be credited with any additional Employer Contributions and Forfeitures. If a Participant whose Capital Accumulation exceeds $3,500 fails to consent to a distribution offered before he attains age 65, or if a Participant cannot be located, his entire Capital Accumulation may be segregated and invested in Trust Assets other than Company Stock (as determined by the Committee).

Section 12.   Diversification Election

         Effective March 1, 2006, a Participant who has attained age 55 and completed at least ten Years of Participation shall be notified of his right to elect to "diversify" a portion of the balance in his Company Stock Account, as provided in Section 401(a)(28)(B) of the Code. An election to "diversify" must be made on the prescribed form and filed with the Committee within the 90-day period immediately following the last day of a Plan Year in the Election Period. For purposes of this Section 12, "Years of Participation" is the number of Allocation Years in which the Participant is entitled to receive an allocation of Employer Contributions or Forfeitures under Section 3(b), and the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make an election.

         For each of the first five Plan Years in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 25% of the number of shares of Company Stock allocated to his Company Stock Account since the inception of the Plan, less all shares with respect to which an election under this Section 12 was previously made. In the case of the sixth Plan Year in the Election Period, the Participant may elect to "diversify" an amount which does not exceed 50% of the number of shares of Company Stock allocated to his Company Stock Account since the inception of the Plan, less all shares with respect to which an election under this Section 12 was previously made. No "diversification" shall be permitted if the balance in a Participant's Company Stock Account as of the last day of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance in his Company Stock Account as of a subsequent Plan Year in the Election Period exceeds $500.

         So long as the 401(k) Plan then provides at least three investment funds (other than Company Stock) among which Participants may select, "diversification" will be effected by transferring to the 401(k) Plan funds representing that portion of Participants' Company Stock Accounts with respect to which a "diversification" election is made. Any transfer to the 401(k) Plan under this Section 12 shall occur no earlier than 30 days after any required Forms 5310-A with respect to such transfer have been filed with the Internal Revenue Service.

Section 13.  How Capital Accumulation Will Be Distributed.

         (a) The Trustee will make distributions from the Trust only as directed by the Committee. Distribution of a Participant's Capital Accumulation will be made in whole shares of Company Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in whole shares of Company Stock (with only the value of any fractional share paid in cash). Any distribution in cash shall be based upon the Fair Market Value of Company Stock as of the last day of the Plan Year coinciding with or immediately preceding the date of distribution.

         (b) If the charter or by-laws of the Company restrict the ownership of substantially all outstanding shares of Company Stock to current Employees and the Trust, the distribution of a Participant's Capital Accumulation may be made entirely in cash without granting the Participant the right to demand distribution in Company Stock. Alternatively, Company Stock may be distributed subject to the requirement that it be immediately resold to the Company under payment terms that comply with Section 14(b).

         (c) Distribution of a Participant's Capital Accumulation will be made to the Participant if he is living, and if not, to his Beneficiary. In the event of a Participant's death, his Beneficiary shall be his surviving spouse, or if none, his estate. A Participant (with the written consent of his spouse, if any, acknowledging the effect of the consent and witnessed by a notary public or Plan representative) may designate a different Beneficiary or Beneficiaries from time to time by filing a written designation with the Committee. A deceased Participant's entire Capital Accumulation shall be distributed to his Beneficiary within five years after his death, except to the extent that distribution has previously commenced in accordance with Section 11(b)(2).

         (d) The Company shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code and of any applicable state law with respect to distributions from the Trust. If the Committee so elects for a Plan Year, distributions to Participants may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the regulations under the Code is given; provided that no such distribution to a Participant shall be made unless (1) the Participant is informed that he has the right to a period of at least 30 days after receiving the notice to consider whether or not to consent to a distribution (or a particular distribution option) and (2) the Participant affirmatively elects to receive a distribution after receiving the notice.

         (e) If a distribution of a Participant's Capital Accumulation is neither one of a series of annual installments over a period of ten years (or more) nor the minimum amount required to be distributed pursuant to the second sentence of Section 11(c)

(an "eligible rollover distribution"), the Committee shall notify the Participant (or any spouse or former spouse who is his alternate payee under a "qualified domestic relations order" (as defined in Section 414(p) of the Code)) of his right to elect to have the "eligible rollover distribution" paid directly to an "eligible retirement plan" (within the meaning of Section 401(a)(31) of the Code) that is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code or a qualified annuity plan described in Section 403(a) of the Code that accepts "eligible rollover distributions." If such an "eligible rollover distribution" is to be made to the Participant's surviving spouse, the Committee shall notify the surviving spouse of his right to elect to have the distribution paid directly to an "eligible retirement plan" that is either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code. Any election under this Section 13(e) shall be made and effected in accordance with such rules and procedures as may be established from time to time by the Committee in order to comply with
Section 401(a)(31) of the Code.

Section 14.  Rights, Options and Restrictions on Company Stock.

         (a) Any shares of Company Stock held or distributed by the Trust shall be subject to a "right of first refusal," unless Company Stock is readily tradable on an established market. The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at the then Fair Market Value. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Market Value for this purpose. The Company and the Committee (on behalf of the Trust) shall have a total of 14 days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company may require that a Participant entitled to a distribution of Company Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Company Stock.

         (b) The Company shall provide a "put option" to any Participant (or Beneficiary) who receives a distribution of Company Stock, unless Company Stock is readily tradable on an established market. The put option shall permit the Participant (or Beneficiary) to sell such Company Stock to the Company at any time during two option periods, at the then Fair Market Value. The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 60 days beginning after the new determination of Fair Market Value (and notice to the Participant thereof) in the following Plan Year. The Company may allow the Committee to direct the Trustee to purchase shares of Company Stock tendered to the Company under a put option. The payment for any Company Stock sold under a put option shall be made within 30 days if the shares were distributed as part of an installment distribution. If the shares were distributed in a lump sum distribution, payment shall commence within 30 days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate pursuant to the promissory note which is issued to evidence the unpaid installment balance (as determined by the Company or the Committee).

         (c) Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws. Except as otherwise provided in Section 13(b) and this
Section 14, no shares of Company Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section 14 shall continue to be applicable to Company Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

Section 15.   No Assignment of Benefits.

         A Participant's Capital Accumulation may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a "qualified domestic relations order" (as defined in Section 414(p) of the Code). Distributions made to an alternate payee in accordance with a qualified domestic relations order may commence no earlier than the date on which the Participant attains his "earliest retirement age" (as defined in Section 414(p)(4)(B) of the Code).

Section 16.   Administration.

         (a) Administrative Committee - The Plan will be administered by an Administrative Committee composed of one or more individuals appointed by the Board of Directors to serve at its pleasure and without compensation. The members of the Committee shall be the named fiduciaries with authority to control and manage the operation and administration of the Plan. Members of the Committee need not be Employees or Participants. Any Committee member may resign by giving notice, in writing, to the Board of Directors.

         (b) Committee Action - Committee action will be by vote of a majority of the members at a meeting or in writing without a meeting. A Committee member shall not vote on any question relating specifically to himself.

         The Committee shall choose from its members a Chairman and a Secretary. The Chairman or the Secretary of the Committee shall be authorized to execute any certificate or other written direction on behalf of the Committee. The Secretary shall keep a record of the Committee's proceedings and of all dates, records and documents pertaining to the administration of the Plan.

         (c) Powers and Duties of the Committee - The Committee shall have all powers necessary to enable it to administer the Plan and the Trust Agreement in accordance with their provisions, including without limitation the following:

              (1) resolving all questions relating to the eligibility of Employees to become Participants;

              (2) determining the appropriate allocations to Participants' Accounts pursuant to Section 6;

              (3) determining the amount of benefits payable to a Participant (or Beneficiary), and the time and manner in which such benefits are to be paid;

              (4) authorizing and directing all disbursements of Trust Assets by the Trustee;

              (5) establishing procedures in accordance with Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

              (6) engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

              (7) construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

              (8) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

              (9) reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and Trust Agreement;

              (10) selecting an independent appraiser and determining the Fair
                   Market Value of Company Stock as of the last day of each Plan Year and such other dates as it determines, in its discretion, to be necessary or appropriate; and

              (11) executing agreements and other documents on behalf of the
                   Plan and Trust.


         Except as otherwise provided in Section 5(c) and (e), the Committee shall be responsible for directing the Trustee as to the investment of Trust Assets. The Committee may delegate to the Trustee the responsibility for investing all or any portion of the Trust Assets. The Committee shall establish a funding policy and method for directing the Trustee to acquire Company Stock (and for otherwise investing the Trust Assets) in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

         The Committee shall perform its duties under the Plan and the Trust Agreement solely in the interests of the Participants (and their Beneficiaries). Any discretion granted to the Committee under any of the provisions of the Plan or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Committee which shall be applicable on a nondiscriminatory basis. The Committee shall have sole and exclusive discretionary authority to construe, interpret and apply the terms of the Plan. The Committee shall be given the greatest possible deference permitted by law in the exercise of such discretionary authority.

         (d) Expenses - All reasonable expenses of administering the Plan and Trust shall be charged to and paid out of the Trust Assets. The Company may, however, pay all or any portion of such expenses directly, and payment of expenses by the Company shall not be deemed to be Employer Contributions.

         (e) Information to be Submitted to the Committee - To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters as the Committee may require, and shall maintain such other records as the Committee may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the Plan.

         (f) Delegation of Fiduciary Responsibility - The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be so delegated under ERISA; provided, however, that responsibility for investment of the Trust Assets may not be allocated or delegated except as provided in Section 16(c). Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

         (g) Bonding, Insurance and Indemnity - To the extent required under
Section 412 of ERISA, the Company shall secure fidelity bonding for the fiduciaries of the Plan.

         The Company (in its discretion) or the Trustee (as directed by the Committee) may obtain a policy or policies of insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. The Company hereby agrees to indemnify each member of the Committee (to the extent permitted by law) against any personal liability or expense resulting from his service on the Committee, except such liability or expense as may result from his own willful misconduct.

         (h) Notices, Statements and Reports - The Company shall be the "Plan Administrator" (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) for purposes of the reporting and disclosure requirements of ERISA and the Code. The Committee shall assist the Company, as requested, in complying with such reporting and disclosure requirements. The Committee shall be the designated agent of the Plan for the service of legal process.

Section 17.  Claims Procedure.

         A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Committee. The claim for benefits must be in writing and addressed to the Committee or to the Company. If the claim for benefits is denied, the Committee shall notify the Participant (or Beneficiary) in writing within 90 days after the Committee initially received the benefit claim, unless special circumstances require an extension of time for processing the claim, in which case such period may be extended for an additional 90 days; provided, that the Committee must provide the Participant (or Beneficiary) with written notice of such extension prior to the expiration of the initial 90-day period. Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

         Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Committee. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the Committee will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Committee's decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee's decision shall be rendered not later than 120 days after receipt of a request for review. Nothing contained in the Plan shall be deemed to give an Employee the right to be retained in the Service of the Company or to interfere with the right of the Company to discharge, with or without cause, any Employee at any time. All decisions and interpretations of the Committee under this
Section 17 shall be conclusive and binding upon all persons with an interest in the Plan and shall be given the greatest deference permitted by law.

Section 18.   Limitation on Participants' Rights.

         A Participant's Capital Accumulation will be based solely upon his vested interest in his Accounts and will be paid only from the Trust Assets. The Company, the Committee or the Trustee shall not have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

         The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between the Company and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of the Company or to interfere with the right of the Company to discharge, with or without cause, any Employee at any time.

Section 19.   Future of the Plan.

         The Company reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of the Board of Directors. Neither amendment nor termination of the Plan shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

         The Company specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

         The Company further reserves the right to terminate the Plan in the event of a determination by the Internal Revenue Service (after a timely Application for Determination is filed by the Company) that the Plan initially fails to satisfy the applicable requirements of Sections 401(a) and 4975(e)(7) of the Code. If such a determination is made, all Trust Assets shall (upon written direction of the Company) be returned to the Company and the Plan shall terminate.

         If the Plan is terminated (or partially terminated), participation of Participants affected by the termination will end. If Employer Contributions are not replaced by contributions to a comparable plan which satisfies the requirements of Sec-tion 401(a) of the Code, the Accounts of only those Participants who are Employees on the effective date of the termination will become nonforfeitable as of that date. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose. The Capital Accumulations of those Participants whose Service terminated prior to the effective date of Plan termination will continue to be determined pursuant to
Section 9(a); and, to the extent that such Participants are not vested, their Accounts will become Forfeitures to be reallocated as of the effective date of Plan termination (even if they have not incurred a five-consecutive-year Break in Service).

         After termination of the Plan, the Trust will be maintained until the Capital Accumulations of all Participants have been distributed. Capital Accumulations may be distributed following termination of the Plan or distributions may be deferred as provided in Section 11, as the Company shall determine. In the event that Company Stock is sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Capital Accumulations may be distributed in cash.

         In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

Section 20.   "Top-Heavy" Contingency Provisions.

         (a) The provisions of this Section 20 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Allocation Year.

         (b) The determination as to whether the Plan becomes "top-heavy" for any Allocation Year shall be made as of the Allocation Date of the immediately preceding Allocation Year (or as of December 31, 1996, for the Allocation Year ending on that date) by considering the Plan together with the 401(k) Plan. The Plan shall be "top-heavy" only if the total of the account balances under the Plan and the 401(k) Plan for "key employees" as of the determination date exceeds 60% of the total of the account balances for all Participants. For such purpose, account balances shall be computed and adjusted pursuant to Section 416(g) of the Code. "Key employees" shall be certain Participants (who are officers or shareholders of the Company) and Beneficiaries described in Section 416(i)(1) or (5) of the Code.

         (c) For any Allocation Year in which the Plan is "top-heavy," each Participant who is an Employee on the Allocation Date (and who is not a "key employee") shall receive a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:

              (1)  3% of his Statutory Compensation; or

              (2) the same percentage of his Statutory Compensation as the allocation to the "key employee" for whom the percentage is the highest for that Plan Year. For this purpose, the allocation to a "key employee" shall include any Elective Deferrals made on his behalf for the Allocation Year to the 401(k) Plan.

         (d) As of the first day of any Allocation Year in which the Plan has become "top-heavy," the five-year vesting provision in Section 9(a)(4) shall be applied (with respect to any Employee who is credited with at least one Hour of Service after the Plan has become "top-heavy") by providing for vesting after three years of Credited Service.

         If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has less than three years of Service shall thereafter be determined under the vesting provision in Section 9(a)(4), instead of the vesting provision of this Section 20(d). If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has three or more years of Service shall continue to be determined using the three-year vesting schedule in this Section 20(d).

         (e) For any Allocation Year in which the Plan is "top-heavy," Statutory Compensation of each Employee for purposes of the Plan shall not take into account any amount in excess of $150,000 (as adjusted for increases in the cost of living).

Section 21.   Governing Law.

         The provisions of this Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of California, to the extent such laws are not superseded by ERISA.

Section 22.   Execution.

         To record the adoption of the Plan, the Company has caused it to be executed on this 23rd day of April, 1996.

                                       MEADE INSTRUMENTS CORP.



                                       By /s/ JOHN C. DIEBEL
                                         --------------------------------------
                                         Chairman & CEO


                                       By /s/ STEVE MURDOCK
                                         --------------------------------------
                                         President

                             MEADE INSTRUMENTS CORP.

                          EMPLOYEE STOCK OWNERSHIP PLAN

                                 Amendment No. 1

         WHEREAS, Meade Instruments Corp. (the "Company") maintains the Meade Instruments Corp. Employee Stock Ownership Plan ("Plan") for the benefit of its eligible Employees;

         WHEREAS, the Internal Revenue Service has requested that certain technical amendments be made to the Plan as a condition for the issuance of a favorable determination letter relating to the qualified status of the Plan under the Internal Revenue Code of 1986, as amended; and

         WHEREAS, it is desirable to amend the Plan to modify certain provisions relating to limitations on Annual Additions and to conform with certain requirements of the Small Business Job Protection Act of 1996;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The definition of "Compensation" in Section 2 is restated, effective as of March 1, 1997, to read as follows:

      Compensation .........        The total wages and other compensa-
                                    tion paid to an Employee by the
                                    Company during each Allocation
                                    Year, as reported on the Employee's
                                    Tax and Wage Statement (Form W-2),
                                    plus any Elective Deferrals made on
                                    his behalf to the 401(k) Plan and any
                                    amounts withheld pursuant to the Company's
                                    Cafeteria Plan (under Section 125 of the
                                    Code), but excluding any amount in excess of $160,000 (as adjusted after 1997 for increases in the cost of living pursuant to
                                    Section 401(a)(17) of the Code).

         2. The definition of "Highly Compensated Employee" is restated, effective as of March 1, 1997, to read as follows:

      Highly Compensated
      Employee ............         An Employee who (1) was a 5% owner
                                    at any time during the year or the
                                    preceding year, or (2) had Compen-
                                    sation in excess of $80,000 in the
                                    preceding year and, if so elected
                                    by the Company, was in the top-paid
                                    20% group of Employees for such
                                    preceding year.  The $80,000 amount
                                    shall be adjusted for increases in
                                    the cost of living pursuant to
                                    Section 414(q)(1) of the Code.

         3. The definition of "Statutory Compensation" in Section 2 is restated, effective as of January 1, 1998, to read as follows:

      Statutory
      Compensation ........         The total remuneration paid to an
                                    Employee by the Company during the
                                    Allocation Year for personal ser-
                                    vices rendered to the Company, plus
                                    the amount of any Elective
                                    Deferrals made on his behalf to the
                                    401(k) Plan and any amount withheld
                                    pursuant to the Company's Cafeteria
                                    Plan (under Section 125 of the
                                    Code) and excluding employer con-
                                    tributions to a plan of deferred
                                    compensation, amounts realized in
                                    connection with stock options and
                                    amounts which receive special tax
                                    benefits.

         4. Section 3(c) is modified, effective as of March 1, 1996, by adding the following sentence at the end thereof:

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

         5. The second paragraph of Section 4(b) is restated, effective as of March 1, 1996, to read as follows:

            Matching Contributions for Highly Compensated Employees shall be limited for any Allocation Year to the extent necessary to satisfy one of the contribution percentage requirements described in Section 401(m)(2) of the Code and Section 1.401(m)-1(b) of the regulations thereunder, as computed separately (if necessary) for the Plan and the 401(k) Plan. The actual contribution percentage of the Highly Compensated Employee with the highest such percentage shall be reduced until it equals that of the Highly Compensated Employee with the next highest percentage. This process shall be repeated until one of the above tests is passed. For the 1996 Allocation Year only, if a Highly Compensated Employee is aggregated with family members who are Highly Compensated Employees (without regard to aggregation) then his actual contribution percentage shall be reduced in accordance with Section 1.401(m)-1(e)(2)(iii) of the regulations, and excess aggregate contributions shall be allocated among family members in proportion to the Matching Contributions of each family member. For this purpose, any reduction in the Matching Contributions made on behalf of Highly Compensated Employees shall be determined in order of the actual dollar amounts of Matching Contributions beginning with the highest of such dollar amounts (however, for the 1996 Allocation Year, any such reduction shall be determined in order of the contribution percentages beginning with the highest of such percentages). Matching Contributions shall not be payable with respect to any Elective Deferrals under the 401(k) Plan which are distributed to Participants pursuant to the provisions of the 401(k) Plan in order to satisfy Sections 401(k)(3)(A)(ii) or 402(g) of the Code.

      6. The last paragraph of Section 7(a) is restated, effective as of March 1, 1996, to read as follows:

            If the aggregate amount that would be allocated to the Accounts of a Participant in the absence of these limitations would exceed the amount set forth in these limitations, the allocation of Discretionary Contributions and Forfeitures under this Plan shall be reduced prior to reducing the allocations to his accounts under the 401(k) Plan. Any Forfeitures which can be allocated to no Participant's Accounts by reason of these limitations shall be credited to a "Forfeiture Suspense Account" and allocated as Forfeitures under Section 6(a) for the next succeeding Allocation Year (prior to the allocation of Employer Contributions for such succeeding Allocation Year).

      7. Section 11(c) is restated, effective as of January 1, 1997, to read as follows:

            (c) Distribution of a Participant's Capital Accumulation shall commence not later than 60 days after the end of the Plan Year in which occurs the latest of (1) his 65th birthday, (2) the tenth anniversary of the date he became a Participant, or (3) his termination of Service. The distribution of the Capital Accumulation of any Participant who attains age 70-1/2 in any calendar year and either (i) has terminated Service or
      (ii) is a "5% owner" of Company Stock (as defined in Section 416(i)(1)(B)(i) of the Code) must commence not later than April 1st of the next calendar year and must be made in accordance with the regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2. If the amount of a Participant's Capital Accumulation cannot be determined (by the Committee) by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which his Capital Accumulation can be determined or after the date on which the Committee locates the Participant.

      8. The fourth paragraph of Section 19 is restated, effective as of January 1, 1996, to read as follows:

            If the Plan is terminated (or partially terminated), participation of Participants affected by the termination will end. If Employer Contributions are not replaced by contributions to a comparable plan which satisfies the requirements of Section 401(a) of the Code, the Accounts of all affected Participants shall become nonforfeitable. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose.

         To record the adoption of this Amendment No. 1, the Company has caused it to be executed this _____ day of __________, 1997.


                                       MEADE INSTRUMENTS CORP.



                                       By
                                          -----------------------------

                            MEADE INSTRUMENTS CORP.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                                Amendment No. 2



         WHEREAS, Meade Instruments Corp. (the "Company") maintains the Meade Instruments Corp. Employee Stock Ownership Plan (the "Plan") for the benefit of its eligible Employees;

         WHEREAS, it is necessary to amend the Plan in connection with the initial public offering ("IPO") of stock of the Company;

         NOW, THEREFORE, the Plan is hereby amended, effective upon consummation of the IPO, to read as follows:

         1. The definitions of "Company," "Company Stock" and "Fair Market Value" in Section 2 are restated to read as follows:

      Company ...................         Meade Instruments Corp., a
                                          Delaware corporation.

      Company Stock .............         Shares of Common Stock issued
                                          by the Company, which stock is
                                          readily tradable on an estab-

                                          lished securities market and
                                          constitutes "employer securi-

                                          ties" under Section 409(l)(1)
                                          of the Code.

      Fair Market Value  ........         The fair market value of Company
                                          Stock, as determined for all
                                          purposes under the Plan by reference
                                          to prevailing market prices.

      2.    Section 7(c) is restated to read as follows:

            If a Company shareholder sold Company Stock to the Trust in the transaction described in Section 5(c) and elected (with the consent of the Company) nonrecognition of gain under Section 1042 of the Code, no portion of the Com-

      pany Stock purchased in that transaction (or any dividends or other income attributable thereto) may be allocated prior to the later of the tenth anniversary of the purchase or the Allocation Year following the Allocation Year for which shares are released from the Loan Suspense Account as a result of the final payment on the Acquisition Loan incurred in connection with such purchase to the Accounts of:

            (1)   any Participant who has made an election under
                  Section 1042 of the Code; or

            (2) the selling shareholder's spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants (except as to certain lineal descendants, to the extent provided in Section 409(n)(3)(A) of the Code), or any other person who bears a relationship to him that is described in
                  Section 267(b) of the Code.

            In addition, no portion of the Company Stock purchased by the Trust in the 1996 transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Accounts of any Participant owning (as determined under Section 318(a) of the Code, without regard to Section 318(a)(2)(B)(i) of the Code), during the entire one-year period preceding the purchase or on any Allocation Date, more than 25% of any class of outstanding Company

      Stock or of the total value of any class of outstanding Company Stock.

            To the extent that a Participant is subject to the allocation limitation described in this Section 7(c) for an Allocation Year, he shall not share in the allocation of Employer Contributions and Forfeitures.

      3. Section 8 is restated to read as follows:

            Each Participant (or Beneficiary) will be entitled to give directions to the Trustee as to the voting of shares of Company Stock allocated to his Company Stock Account on all matters presented for a vote of stockholders. Each Partici- pant (or Beneficiary) having shares allocated to his Company Stock Account as of the record date for voting at a stock- holder meeting shall be provided with the proxy statement and other materials provided to Company stockholders in connection with such meeting, together with a form upon which confidential voting directions may be given to the Trustee. The Trustee shall not disclose the voting direc- tions of any individual Participant (or Beneficiary) to the Committee or the Company. Any allocated Company Stock with respect to which voting directions are not received from Participants (or Beneficiaries) and any shares of Company Stock which are not then allocated to Participants' Company Stock Accounts shall be voted by the Trustee in the manner directed by the Committee.

         4. Section 13(a) is amended by restating the third sentence thereof to read as follows:

         Shares of Company Stock distributed by the Trustee shall be readily tradable on an established securities market.

         5. Section 14 is restated to read as follows:

         Section 14. Rights, Options and Restrictions on Company Stock.

            Shares of Company Stock held or distributed by the Trustee may include such legend restrictions on transfer- ability as the Company may reasonably require in order to assure compliance with applicable Federal and state securi- ties laws, but no shares of Company Stock held or distri- buted by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section 14 shall continue to be applicable to Com- pany Stock even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

         6. Section 16(c) is amended by deleting paragraph (10) and by redesignating paragraph (11) as paragraph (10).

      To record the adoption of this Amendment No. 2, the Company has caused it to be executed this _____ day of __________, 1997.



                                      MEADE INSTRUMENTS CORP.



                                      By
                                          ----------------------------------